Exhibit 99.3

ENABLE MIDSTREAM PARTNERS, LP

Offer to Exchange

$500,000,000 aggregate principal amount of 2.400% Senior Notes due 2019 for

$500,000,000 aggregate principal amount of 2.400% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)

Offer to Exchange

$600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 for

$600,000,000 aggregate principal amount of 3.900% Senior Notes due 2024 that have been registered under the Securities Act

Offer to Exchange

$550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 for

$550,000,000 aggregate principal amount of 5.000% Senior Notes due 2044 that have been registered under the Securities Act

Pursuant to the Prospectus dated                     , 2015

The Exchange Offer and withdrawal rights for each series of notes will expire at 5:00 p.m., New York City time, on                     , 2015, unless extended (the “Expiration Date”). Tenders of a series may be withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date for that series.

To Securities Dealers, Brokers, Commercial Banks, Trust Companies and Other Nominees:

Enable Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), is offering to exchange (i) up to $500,000,000 aggregate principal amount of its outstanding 2.400% senior notes due 2019 (CUSIP No. 292480AA8) (the “outstanding 2019 notes”) for a like principal amount of its 2.400% senior notes due 2019 (CUSIP No. 292480AG5) that have been registered under the Securities Act (the “2019 exchange notes”), (ii) up to $600,000,000 aggregate principal amount of its outstanding 3.900% senior notes due 2024 (CUSIP No. 292480AC4) (the “outstanding 2024 notes”) for a like principal amount of its 3.900% senior notes due 2024 (CUSIP No. 292480AH3) that have been registered under the Securities Act (the “2024 exchange notes”) and (iii) up to $550,000,000 aggregate principal amount of its outstanding 5.000% senior notes due 2044 (CUSIP No. 292480AE0) (the “outstanding 2044 notes” and, together with the outstanding 2019 notes and the outstanding 2024 notes, the “outstanding notes”) for a like principal amount of its 5.000% senior notes due 2044 (CUSIP No. 292480AJ9) that have been registered under the Securities Act (the “2044 exchange notes” and, together with the 2019 exchange notes and the 2024 exchange notes, the “exchange notes”), upon the terms and subject to the conditions set forth in the Prospectus dated                     , 2015 and in the related Letter of Transmittal and the instructions thereto, which offer consists of separate, independent offers to exchange the exchange notes of each series for outstanding notes of that series (collectively, the “Exchange Offer”).

Enclosed herewith are copies of the following documents:

1.	The Prospectus;

2.	The Letter of Transmittal for your use and for the information of your clients, including a substitute Internal Revenue Service Form W-9 for collection of information relating to backup federal income tax withholding;

3.	A Notice of Guaranteed Delivery to be used to accept the Exchange Offer with respect to outstanding notes in certificated form or outstanding notes accepted for clearance through the facilities of The Depository Trust Company, or DTC, if (i) certificates for outstanding notes are not immediately available or all required documents are unlikely to reach the Exchange Agent on or prior to the Expiration Date for the applicable series of outstanding notes or (ii) a book-entry transfer cannot be completed on a timely basis;

4.	A form of letter which may be sent to your clients for whose account you hold the outstanding notes in your name or in the name of a nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer; and

5.	Return envelopes addressed to U.S. Bank National Association, the Exchange Agent for the Exchange Offer.

Please note that the Exchange Offer for each series of outstanding notes will expire at 5:00 p.m., New York City time, on                     , 2015, unless extended. We urge you to contact your clients as promptly as possible.

The Partnership has not retained any dealer-manager in connection with the Exchange Offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the Exchange Agent, for soliciting tenders of the outstanding notes pursuant to the Exchange Offer. You will be reimbursed by the Partnership for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients and for handling or tendering for your clients.

Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

Very truly yours,

ENABLE MIDSTREAM PARTNERS, LP

Enclosures

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE PARTNERSHIP OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER OTHER THAN THOSE STATEMENTS CONTAINED IN THE DOCUMENTS ENCLOSED HEREWITH.

The Exchange Offer is not being made to, and the tender of outstanding notes will not be accepted from or on behalf of, holders in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.